UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2013

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20- 4956638 (I.R.S. Employer Identification No.)

3300 Douglas Boulevard, Suite # 360
Roseville, California 95661-3888
(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Stephen Kircher as Chief Executive Officer

On August 19, 2013, Mr. Stephen Kircher, Solar Power, Inc.’s (the “Company”) Chief Executive Officer resigned. To the knowledge of the Company, there were no disagreements between Mr. Kircher and the Company on any matter relating to the Company’s operations, policies or practices. There are no severance terms, deferred compensation or other financial arrangements between Mr. Kircher and the Company. Mr. Kircher will continue to serve as the Company’s Chief Strategy Officer to focus on corporate strategies and business development.

Appointment of Min Xiahou as Chief Executive Officer and Director

On August 19, 2013, Mr. Min Xiahou was appointed Chief Executive Officer and as a Director of the Company. Mr. Xiahou will serve at-will and his compensation has yet to be determined. An amendment to this Form 8-K will be filed when such compensation is determined.

Mr. Xiahou has extensive management experience in corporate strategy, operation, financial and public relationships. Before joining the Company, he served as Senior Vice President of LDK Solar Co., Ltd. and as the General Manager of LDK Solar’s Solar Power System Division since May 2011. Before that, Mr. Xiahou served various government roles from 1989 to 2011. From 2008 to 2011, Mr. Xiahou served as the Board Chairman and General Manager of Xinyu Urban Construction Group, a state owned construction corporation in China. Mr. Xiahou received his Bachelor of Economics degree from Xiamen University, China in 1989. He is also a Certified Accountant in China.

During the last fiscal year, Mr. Xiahou has not been a party to any transaction or any proposed transaction to which the Company is or was to be a party and in which Mr. Xiahou would have a direct or indirect interest. Mr. Xiahou has no family relationships with any director or executive officers of the Company, or with any persons nominated or chosen by the Company to become directors or executive officers. There is no material plan, contract or arrangement (whether or not written) to which Mr. Xiahou is a party or in which he participates that is entered into or an material amendment in connection with the Company’s appointment of Mr. Xiahou, or any grant or award to Mr. Xiahou or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. Xiahou.

Appointment of Charlotte Xi as Director

On August 19, 2013, the Company appointed Ms. Charlotte Xi as a director of the Company.

Ms. Xi has spent the past six and half years at Canadian Solar Inc. (CSI) with progressive responsibilities. She served as Senior Vice President of Global Operations at CSI from November 2009 to June 2013. Prior to that, she was the Vice President of Finance, and later Vice President of Overseas Operations. She was also compliance officer and corporate controller of CSI since February 2007.

Prior to joining CSI, Ms. Xi spent 18 years in the United States, obtaining her advanced education degrees and professional experience. Between 2004 and 2006, Ms. Xi was director of accounting and compliance at ARAMARK Corporation, a Fortune 500 company, and TV Guide Magazine in the United States, responsible for financial reporting and successfully implementing Sarbanes-Oxley compliance during the first year of its applicability. In addition to her corporate reporting experience, Ms. Xi spent eight years in manufacturing facilities with progressive job responsibilities from cost accountant to plant controller for the Saint-Gobain Corporation and Worthington-Armstrong Venture. Ms. Xi holds a bachelor’s degree from the Shanghai Teachers University and MA and MBA degrees from the Midwestern State University in Texas. She is also a member of the AICPA and has been a Texas-licensed CPA since 1996.

There is no material plan, contract or arrangement (whether or not written) to which Ms. Xi is a party or in which she participates that is entered into or an material amendment in connection with the Company’s appointment of Ms. Xi, or any grant or award to Ms. Xi or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Ms. Xi.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: August 23, 2013	/s/ James R. Pekarsky
James R. Pekarsky
Chief Financial Officer

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